CERTIFICATIONS

Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series CD 2006-CD3, issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2006 (the “Pooling and Servicing Agreement”) between Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), Capmark Finance Inc., as general master servicer (the “General Master Servicer”), Wachovia Bank, National Association, as master servicer no. 2 (the “Master Servicer No. 2”), J.E. Robert Company, Inc., as special servicer (the “Special Servicer”) and LaSalle Bank National Association, as trustee and paying agent (the “Trustee”).

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

  I, Helaine M. Kaplan, President of the Depositor and the senior officer in charge of securitization of the Depositor, certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of CD 2006-CD3 Mortgage Trust (the “Exchange Act Periodic Reports”);

2.  Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.  Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreements or primary servicing agreements in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LaSalle Bank National Association, Capmark Finance Inc., Wachovia Bank, National Association, J.E. Robert Company, Inc., Midland Loan Services, Inc., First American Commercial Real Estate Services, Inc. and Global Realty Outsourcing, Inc.

Date: March 29, 2007

                        /s/ Helaine M. Kaplan
                                    Name: Helaine M. Kaplan
                                    Title: President, Senior Officer in Charge of Securitization